UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 29, 2001


                             SUMMIT LIFE CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Oklahoma
                 (State or other jurisdiction of incorporation)



          000-25253                                   73-1448244
          ---------                                   ----------
   (Commission File Number)              (I.R.S. Employer Identification No.)



   3201 Epperly Dr., Oklahoma City, OK                     73155
   -----------------------------------                     -----
 (Address of principal executive offices)                (Zip Code)



                                 (405) 677-0781
                                 --------------
              (Registrant's telephone number, including area code)


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Item 4.  Change in Registrant's Certifying Accountant

         As of June 29, 2001, the Registrant's Board of Directors dismissed Grant Thornton LLP as the Registrant's independent accountants and appointed Gary Skibicki CPA, P.C. as the Registrant's independent accountants.

         The reports of Grant Thornton LLP on the Registrant's consolidated financial statements as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

         The decision to change independent accountants was recommended by the Registrant's Audit Committee, and approved by the Registrant's Board of Directors on June 29, 2001.

         During the two most recent fiscal years and through the date of this report, the Registrant has not had any disagreements with Grant Thornton LLP, except as set forth below in this paragraph, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference thereto in their report on the consolidated financial statements of the Registrant for such periods. During the two most recent fiscal years and through the date of this report, the Registrant has had one disagreement with Grant Thornton LLP regarding the Registrant recording a gain on the March 6, 2001, sale of a communications site lease agreement (the "Lease Agreement"). The Registrant interpreted certain provisions relating to Statement of Financial Accounting Standards ("FAS") 13 to allow the recording of a gain on the sale of the Lease Agreement as of the effective date of the sale in the amount of $186,000 because the Registrant did not retain any ownership in the lease revenue stream and the buyer has no recourse against the Registrant if the lease revenue stream did not continue. Grant Thornton LLP's review of the transaction indicated that the Lease Agreement was an operating lease and that pursuant to FAS 13 paragraph 22, the sale or assignment by the lessor of lease payments due under an operating lease shall be accounted for as a borrowing. As such, Grant Thornton LLP recommended that the Registrant record the sale of the Lease Agreement as a borrowing as of the effective date of the sale.

         The Registrant's Audit Committee was informed of the disagreement by letter from Grant Thornton LLP. After considerable discussion, the Registrant accepted the recommendations of Grant Thornton LLP and did not record the gain as of the effective date of the sale of the Lease Agreement. The matter was resolved to the satisfaction of Grant Thornton LLP. The discussions between the Registrant and Grant Thornton LLP covered the accounting principles and literature related to the different types of leases and revenue recognition. The effect on the Registrant's financial statements was to eliminate $186,000 from income and record a like amount as a liability.

         The Registrant, during the course of evaluating Grant Thornton LLP's recommendation, discussed the recording of the gain on the sale of the Lease Agreement with Gary Skibicki CPA, P.C. The discussions between the Registrant and Gary Skibicki CPA, P.C. covered the accounting principles and literature related to the different types of leases and revenue recognition. Gary Skibicki CPA, P.C. concurred with the recommendations of Grant Thornton LLP regarding the manner in which the sale should be recorded. The Registrant will record the sale of the Lease Agreement in accordance with the recommendations of Grant Thornton LLP. The Registrant has authorized Grant Thornton LLP to respond fully to inquiries of Gary Skibicki CPA, P.C., regarding the subject matter of the disagreement.


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

         The Registrant has requested Gary Skibicki CPA, P.C. to review the disclosure required by this Item 4 and Gary Skibicki CPA, P.C. has informed the Registrant that it concurs with the disclosure as set forth in this Item 4 concerning Gary Skibicki CPA, P.C.

         Other than the disagreement set forth above, during the Registrant's two most recent fiscal years and through the date of this report, the Registrant has not had any reportable events as defined in Item 304 (a) (l) (iv) of Regulation S-B and there has not been a transaction similar to the sale of the Lease Agreement during the two most recent fiscal years or the subsequent interim period.

         The Registrant has requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated July 13, 2001 is filed as Exhibit 16 to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.  The following document is filed as part of this Report:
         --------

         16       Letter to SEC from Grant Thornton LLP dated July 13, 2001.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SUMMIT LIFE CORPORATION
                                        (Registrant)


Date:    July 13, 2001              BY:  /s/ Charles L. Smith
                                        ----------------------------------------
                                         Charles L. Smith,
                                         President and Chief Operating Officer





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

                                INDEX TO EXHIBITS


                                                                     Appears at
                                                                    Sequentially
Exhibit                                                               Numbered
Number                  Description                                     Page
------                  -----------                                 ------------

  16           Letter to SEC from Grant Thornton LLP dated               5
               July 13, 2001.











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